                        AMERICAN MARINE RECREATION, INC.

                        2,150,000 Shares of Common Stock

                           ($.01 par value per share)

                             UNDERWRITING AGREEMENT
                             ----------------------


                                                           New York, New York
                                                            ________ __, 1999


BlueStone Capital Partners, L.P.

Auerbach, Pollak & Richardson, Inc.

  as Representatives of the
  Several Underwriters named
  in Schedule A hereto

c/o BlueStone Capital Partners, L.P.
575 Fifth Avenue
New York, New York 10017

Dear Sirs:

                  American Marine Recreation, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the underwriters (the "Underwriters") named in Schedule A to this Underwriting Agreement (the "Agreement"), for whom BlueStone Capital Partners, L.P. ("BlueStone") and Auerbach, Pollak & Richardson, Inc. are acting as representatives (hereinafter sometimes referred to together as the "Representatives"), two million one hundred fifty thousand (2,150,000) shares of common stock, $.01 par value per share (the "Offered Shares"), which Offered Shares are presently authorized but unissued shares of the common stock, $.01 par value per share (individually a "Common Share" and collectively the "Common Shares"), of the Company. In addition, the Representatives, in order to cover over-allotments in the sale of the Offered Shares, may purchase from the Company, for their own accounts, up to an aggregate of three hundred twenty-two thousand five hundred (322,500) Common Shares (the "Optional Shares"; the Offered Shares and the Optional Shares are hereinafter sometimes collectively referred to as the "Shares"). The Shares are described in the Registration Statement, as defined below. The Company also proposes to issue and sell to the Representatives for their own accounts and/or the accounts of their designees, warrants to purchase an aggregate of two hundred fifteen thousand (215,000) Common Shares (the "Warrant Shares") at an exercise price of $___ [140% of the IPO price] per Warrant Share

(the "Representatives' Warrants"), which sale will be consummated in accordance with the terms and conditions of the form of Representatives' Warrant Agreement filed as an exhibit to the Registration Statement.

                  The Representatives hereby warrant to the Company that they have been authorized by each of the Underwriters to enter into this Underwriting Agreement on their behalf and to act for them in the manner herein provided. The Company hereby confirms its respective agreements with the Representatives and each of the Underwriters, on whose behalf the Representatives are signing this Agreement, as follows:

                  1. Purchase and Sale of Offered Shares. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company hereby agrees to sell the Offered Shares to the Underwriters, severally, and each Underwriter agrees severally and not jointly, to purchase from the Company, at a purchase price of $____ [7.5% underwriter's discount] per share, the number of Offered Shares set forth opposite the name of such Underwriter in Schedule A attached hereto, plus any additional Offered Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof. The Underwriters plan to offer the Offered Shares to the public at a public offering price of $___ per share.

                  2. Payment and Delivery.

                           (a) Payment for the Offered Shares will be made to
the Company by wire transfer against delivery of the Offered Shares to the Representatives. Such payment and delivery will be made at 10:00 A.M. New York City time, on the third business day following the Effective Date (the fourth business day following the Effective Date in the event that trading of the Offered Shares commences on the day following the Effective Date), the date and time of such payment and delivery being herein called the "Closing Date." The certificates representing the Offered Shares to be delivered will be in such denominations and registered in such names as the Representatives may request not less than two full business days prior to the Closing Date, and will be made available to the Representatives for inspection, checking and packaging at the offices of Continental Stock Transfer & Trust Company, the Company's transfer agent, at 2 Broadway, New York, New York 10004, not less than one full business day prior to the Closing Date.

                           (b) On the Closing Date, the Company will sell the
Representatives' Warrants to the Representatives or to their designees (limited to officers and partners of the Representatives and Underwriters). The Representatives' Warrants will be in the form of, and in accordance with, the provisions of the

Representatives' Warrant Agreement attached as an exhibit to the Registration Statement. The aggregate purchase price for the Representatives' Warrants is $215.00. The Representatives' Warrants will be restricted from sale, transfer, assignment or hypothecation for a period of one year from the Effective Date, except to officers or partners of the Representatives and Underwriters and members of the selling group and/or their officers or partners. Payment for the Representatives' Warrants will be made to the Company by check or checks payable to its order on the Closing Date against delivery of the certificates representing the Representatives' Warrants. The certificates representing the Representatives' Warrants will be in such denominations and such names as the Representatives may request prior to the Closing Date.

                  3.       Option to Purchase Optional Shares.

                           (a) For the purposes of covering any overallotments
in connection with the distribution and sale of the Offered Shares as contemplated by the Prospectus as defined below, the Representatives are hereby granted an option to purchase for their own accounts, and not as representatives of the Underwriters, all or any part of the Optional Shares from the Company. The purchase price to be paid for the Optional Shares will be the same price per Optional Share as the price per Offered Share set forth in Section 1 hereof. The option granted hereby may be exercised by the Representatives as to all or any part of the Optional Shares at any time within 45 days after the Effective Date. The Representatives will not be under any obligation to purchase any Optional Shares prior to the exercise of such option.

                           (b) The option granted hereby may be exercised by
the Representatives by giving oral notice to the Company, which must be confirmed by a letter, telex or telegraph setting forth the number of Optional Shares to be purchased, the date and time for delivery of and payment for the Optional Shares to be purchased and stating that the Optional Shares referred to therein are to be used for the purpose of covering over-allotments in connection with the distribution and sale of the Offered Shares. If such notice is given prior to the Closing Date, the date set forth therein for such delivery and payment will not be earlier than either two full business days thereafter or the Closing Date, whichever occurs later. If such notice is given on or after the Closing Date, the date set forth therein for such delivery and payment will not be earlier than two (2) full business days thereafter. In either event, the date so set forth will not be more than 15 full business days after the date of such notice. The date and time set forth in such notice is herein called the "Option Closing Date." Upon exercise of such option, the Company will become obligated to convey to the Representatives, and, subject to the terms and conditions set forth in Section 3(d) hereof, the Representatives will become obligated to purchase, the number of Optional Shares specified in such notice.

                           (c) Payment for any Optional Shares purchased will be
made to the Company by wire transfer against delivery of the Optional Shares purchased to the Representatives. The certificates representing the Optional Shares to be delivered will be in such denominations and registered in such names as the Representatives request not less than two full business days prior to the Option Closing Date, and will be made available to the Representatives for inspection, checking and packaging at the aforesaid office of the Company's transfer agent or correspondent not less than one full business day prior to the Option Closing Date.

                           (d) The obligation of the Representatives to purchase
and pay for any of the Optional Shares is subject to the accuracy and completeness (as of the date hereof and as of the Option Closing Date) of and compliance in all material respects with the representations and warranties of the Company herein, to the accuracy and completeness of the statements of the Company or its officers made in any certificate or other document to be delivered by the Company pursuant to this Agreement, to the performance in all material respects by the Company of its obligations hereunder, to the satisfaction by the Company of the conditions, as of the date hereof and as of the Option Closing Date, set forth in Section 3(b) hereof, and to the delivery to the Representatives of opinions, certificates and letters dated the Option Closing Date substantially similar in scope to those specified in Sections 5 and 6(b), (c), (d) and (e) hereof, but with each reference to "Offered Shares" and "Closing Date" to be, respectively, to the Optional Shares and the Option Closing Date.

                   4. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:

                           (a) The Company is a corporation duly organized,
validly existing and in good standing under the laws of the State of Delaware, with full power and authority, corporate and other, and all Permits (defined hereafter) to own or lease, as the case may be, and operate, its properties, whether tangible or intangible, and to conduct its business as described in the Registration Statement and to execute, deliver and perform this Agreement and the Representatives' Warrant Agreement and to consummate the transactions contemplated hereby and thereby. The Company has no subsidiaries as of the date hereof other than Boat Tree, Inc., a corporation duly organized and validly existing under the laws of the State of Florida ("Boat Tree"), and, as of the Closing Date, will have no subsidiaries other than Boat Tree and Marine America, Inc., a corporation duly organized and validly existing under the laws of the State of Florida ("Marine") (together, the "Subsidiaries"). Unless the context otherwise requires, all references to the "Company" in this Agreement shall include the Subsidiaries.

                           (b) Each of the Subsidiaries has full power and
authority, corporate and other, and all Permits necessary to own or lease, as the case may be, and operate, its properties, and to conduct its business as described in the Registration Statement. Each of the Subsidiaries is also duly qualified to do business as a foreign corporation, and is in good standing, in all jurisdictions wherein such qualification is necessary and failure so to qualify could have a material adverse effect on the financial condition, results of operations, business or properties of the Company or any Subsidiary. On the Closing Date, the Company will own all of the issued and outstanding shares of capital stock of each of the Subsidiaries, free and clear of any security interests, liens, encumbrances, claims and charges, and all of such shares have been duly authorized and validly issued and are, and on the Closing Date will be, fully paid and nonassessable. There are no options or warrants for the purchase of, or other rights to purchase, or outstanding securities convertible into or exchangeable for, any capital stock or other securities of any Subsidiary other than those described in the Prospectus.

                           (c) This Agreement has been duly executed and
delivered by the Company and constitutes the valid and binding obligation of the Company, and the Representatives' Warrant Agreement, when executed and delivered by the Company on the Closing Date, will be the valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms. The execution, delivery and performance of this Agreement and the Representatives' Warrant Agreement by the Company, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms of this Agreement and the Representatives' Warrant Agreement have been duly authorized by all necessary corporate action and do not and will not, with or without the giving of notice or the lapse of time, or both, (i) result in any violation of the Company's or of any Subsidiary's Certificate of Incorporation, Articles of Incorporation or By-laws, each as amended; (ii) result in a breach of or conflict with any of the terms or provisions of, or constitute a default under, or result in the modification or termination of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any Subsidiary pursuant to, any indenture, mortgage, note, contract, commitment or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company, any Subsidiary or any of their respective properties or assets are or may be bound or affected; (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company, any Subsidiary or any of their respective properties or business; or (iv) have any effect on any permit, certification, registration, approval, consent, order, license, franchise or other authorization (collectively, the "Permits") necessary for the Company or any Subsidiary to own or lease and operate their respective properties or conduct their respective businesses or the ability of the Company to make use thereof.

                           (d) No Permits of any court or governmental agency or
body, other than under the Securities Act of 1933, as amended (the "Act"), the Regulations (as hereinafter defined) and applicable state securities or Blue Sky laws, are required for (i) the valid authorization, issuance, sale and delivery of the Shares to the Underwriters or the Representatives' Warrants to the Representatives, and (ii) the consummation by the Company of the transactions contemplated by this Agreement and the Representatives' Warrant Agreement or, if so required, all such Permits have been duly obtained and are in full force and effect.

                           (e) The conditions for use of a registration
statement on Form S-1 set forth in the General Instructions to Form S-1 have been satisfied with respect to the Company, the transactions contemplated herein and in the Registration Statement. The Company has prepared in conformity with the requirements of the Act and the rules and regulations (the "Regulations") of the Securities and Exchange Commission (the "Commission") and filed with the Commission a registration statement (File No. 333-62699) on Form S-1 and has filed one or more amendments thereto, covering the registration of the Shares under the Act, including the related preliminary prospectus or preliminary prospectuses (each thereof being herein called a "Preliminary Prospectus") and a proposed final prospectus. Each Preliminary Prospectus was endorsed with the legend required by Item 501(a)(5) of Regulation S-B of the Regulations and, if applicable, Rule 430A of the Regulations. Such registration statement including any documents incorporated by reference therein and all financial schedules and exhibits thereto, as amended at the time it becomes effective, and the final prospectus included therein are herein, respectively, called the "Registration Statement" and the "Prospectus," except that, (i) if the prospectus filed by the Company pursuant to Rule 424(b) of the Regulations differs from the Prospectus, the term "Prospectus" shall mean the prospectus filed pursuant to Rule 424(b), and (ii) if the Registration Statement is amended or such Prospectus is supplemented after the date the Registration Statement is declared effective by the Commission (the "Effective Date") and prior to the Option Closing Date, the terms "Registration Statement" and "Prospectus" shall include the Registration Statement as amended or supplemented.

                           (f) Neither the Commission nor, to the best of the
Company's knowledge, any state regulatory authority has issued any order preventing or suspending the use of any Preliminary Prospectus or has instituted or, to the best of the Company's knowledge, threatened to institute any proceedings with respect to such an order.

                           (g) The Registration Statement when it becomes
effective, the Prospectus (and any amendment or supplement thereto) when it is filed with the Commission pursuant to Rule 424(b), and both documents as of the Closing Date and the Option Closing Date referred to below, will contain all statements which are required to be stated therein in accordance with the Act and the Regulations and will in all material respects conform to the requirements of the Act and the Regulations, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, on such dates, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company in connection with the Registration Statement or Prospectus or any amendment or supplement thereto by the Representatives, or by any Underwriter through the Representatives, expressly for use therein.

                           (h) Based on the assumptions stated in the
Registration Statement and the Prospectus, the Company had at the date or dates indicated in the Prospectus a duly authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus and, on the Closing Date, the Company will have the adjusted stock capitalization set forth therein. Except as set forth in the Registration Statement or the Prospectus, on the Effective Date and on the Closing Date, there will be no options to purchase, warrants or other rights to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell shares of the Company's capital stock or any such warrants, convertible securities or obligations. Except as set forth in the Prospectus, no holder of any of the Company's securities has any rights, "demand," "piggyback" or otherwise, to have such securities registered under the Act.

                           (i) The descriptions in the Registration Statement
and the Prospectus of contracts and other documents are accurate and present fairly the information required to be disclosed, and there are no contracts or other documents required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement under the Act or the Regulations which have not been so described or filed as required.

                           (j) BDO Seidman, LLP, the accountants who have
certified certain of the financial statements filed and to be filed with the Commission as part of the Registration Statement and the Prospectus, are independent public accountants within the meaning of the Act and Regulations. The financial statements and schedules and the notes thereto filed as part of the Registration Statement and included in the Prospectus are complete, correct and present fairly the financial position of Boat Tree, as of the dates thereof, and the results of operations and changes in financial position of Boat Tree for the periods indicated therein, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved except as otherwise stated in the Registration Statement and the Prospectus. The selected financial data set forth in the Registration Statement and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited and unaudited financial statements included in the Registration Statement and the Prospectus.

                           (k) The Company and each Subsidiary has filed with
the appropriate federal, state and local governmental agencies, and all appropriate foreign countries and political subdivisions thereof, all tax returns, including franchise tax returns, which are required to be filed or has duly obtained extensions of time for the filing thereof and has paid all taxes shown on such returns and all assessments received by it to the extent that the same have become due; and the provisions for income taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid foreign and domestic taxes, whether or not disputed, and for all periods to and including the dates of such financial statements. Except as disclosed in writing to the Representatives, neither the Company nor any Subsidiary has executed or filed with any taxing authority, foreign or domestic, any agreement extending the period for assessment or collection of any income taxes and is not a party to any pending action or proceeding by any foreign or domestic governmental agency for assessment or collection of taxes; and no claims for assessment or collection of taxes have been asserted against the Company or any Subsidiary.

                           (l) The outstanding Common Shares and outstanding
options and warrants to purchase Common Shares have been duly authorized and validly issued. The outstanding Common Shares are fully paid and nonassessable. The outstanding options and warrants to purchase Common Shares constitute the valid and binding obligations of the Company, enforceable in accordance with their terms. None of the outstanding Common Shares or options or warrants to purchase Common Shares has been issued in violation of the preemptive rights of any shareholder of the Company. None of the holders of the outstanding Common Shares is subject to personal liability solely by reason of being such a holder. The offers and sales of the outstanding Common Shares and outstanding options and warrants to purchase Common Shares were at all relevant times either registered under the Act and the applicable state securities or Blue Sky laws or exempt from such registration requirements. The authorized Common Shares and outstanding options and warrants to purchase Common Shares conform to the descriptions thereof contained in the Registration Statement and Prospectus. Except as set forth in the Registration Statement and the Prospectus, on the Effective Date and the Closing Date, there will be no outstanding options or warrants for the purchase of, or other outstanding rights to purchase, Common Shares or securities convertible into Common Shares.

                           (m) The Company has complied with the Regulations of
the Commission with respect to the disclosure in the Registration Statement of sales of securities within the three years prior to the date hereof.

                           (n) The issuance and sale of the Shares and the
Warrant Shares have been duly authorized and, when the Shares and the Warrant Shares have been issued and duly delivered against payment therefor as contemplated by this Agreement and the Representatives' Warrant Agreement, respectively, the Shares and the Warrant Shares will be validly issued, fully paid and nonassessable, and the holders thereof will not be subject to personal liability solely by reason of being such holders. Neither the Shares nor the Warrant Shares will be subject to preemptive rights of any shareholder of the Company.

                           (o) The issuance and sale of the Representatives'
Warrants have been duly authorized and, when issued, paid for and delivered as contemplated by the Representatives' Warrant Agreement, the Representatives' Warrants will constitute valid and binding obligations of the Company, enforceable as to the Company in accordance with their terms. The Warrant Shares have been duly reserved for issuance upon exercise of the Representatives' Warrants in accordance with the provisions of the Representatives' Warrant Agreement. The Representatives' Warrants conform to the description thereof contained in the Registration Statement and the Prospectus.

                           (p) Neither the Company nor any Subsidiary is in
violation of, or in default under, (i) any term or provision of its Certificate of Incorporation, Articles of Incorporation or By-Laws, each as amended; (ii) any material term or provision or any financial covenants of any indenture, mortgage, contract, commitment or other agreement or instrument to which it is a party or by which it or any of its property or business is or may be bound or affected; or (iii) any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company, any Subsidiary or any of their respective properties or business. The Company and each Subsidiary owns, possesses or has obtained all governmental and other (including those obtainable from third parties) Permits necessary to own or lease, as the case may be, and to operate its properties, whether tangible or intangible, and to conduct its respective business and operations as presently conducted, and all such Permits are outstanding and in good standing, and there are no proceedings pending or to the best of the Company's knowledge, threatened (nor, to the best of the Company's knowledge, is there any basis therefor), which seek to cancel, terminate or limit such Permits.

                           (q) Except as set forth in the Prospectus, there are
no claims, actions, suits, proceedings, arbitrations, investigations or inquiries before any governmental agency, court or tribunal, domestic or foreign, or before any private arbitration tribunal, pending, or, to the best of the Company's knowledge, threatened against the Company or any Subsidiary or involving the Company's or any Subsidiary's properties or business which, if determined adversely to the Company or any Subsidiary would, individually or in the aggregate, result in any material adverse change in the financial position, shareholders' equity, results of operations, properties, business, management or affairs or business prospects of the Company or any Subsidiary or which question the validity of the capital stock of the Company or this Agreement or of any action taken or to be taken by the Company pursuant to, or in connection with, this Agreement; nor, to the best of the Company's knowledge, is there any basis for any such claim, action, suit, proceeding, arbitration, investigation or inquiry. There are no outstanding orders, judgments or decrees of any court, governmental agency or other tribunal naming the Company or any Subsidiary and enjoining the Company or any Subsidiary from taking, or requiring the Company or any Subsidiary to take, any action, or to which the Company or any Subsidiary or the Company's or any Subsidiary's properties or business is bound or subject.

                           (r) Neither the Company nor any of its affiliates has
incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated.

                           (s) The Company and each Subsidiary owns or possesses
adequate and enforceable rights to use all patents, patent applications, trademarks, service marks, copyrights, rights, trade secrets, confidential information, processes and formulations used or proposed to be used in the conduct of its business as described in the Prospectus (collectively the "Intangibles"); to the best of the Company's knowledge, neither the Company nor any Subsidiary has infringed or is infringing upon the rights of others with respect to the Intangibles; and, except as set forth in the Prospectus, neither the Company nor any Subsidiary has received any notice of conflict with the asserted rights of others with respect to the Intangibles which could, singly or in the aggregate, materially adversely affect its business as presently conducted or the prospects, financial condition or results of operations of the Company or any Subsidiary and the Company knows of no basis therefor; and, except as set forth in the Prospectus, to the best of the Company's knowledge, no others have infringed upon the Intangibles of the Company or any Subsidiary.

                           (t) Since the respective dates as of which
information is given in the Registration Statement and the Prospectus, neither the Company nor any Subsidiary has incurred any material liability or obligation, direct or contingent, or entered into any material transaction, whether or not incurred in the ordinary course of business, or sustained any material loss or interference with its business from fire, storm, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and since the respective dates as of which information is given in the Registration Statement and the Prospectus, there have not been, and prior to the Closing Date referred to below there will not be, any changes in the capital stock or any material increases in the long-term debt of the Company or any Subsidiary or any material adverse change in or affecting the general affairs, management, financial condition, shareholders' equity, results of operations or prospects of the Company or any Subsidiary, other than as set forth or contemplated in the Prospectus.

                           (u) The Company and each Subsidiary has good and
marketable title in fee simple to all real property and good title to all personal property (tangible and intangible) owned by it, free and clear of all security interests, charges, mortgages, liens, encumbrances and defects, except such as are described in the Registration Statement and Prospectus or such as do not materially affect the value or transferability of such property and do not interfere with the use of such property made, or proposed to be made, by the Company or any Subsidiary. The leases, licenses or other contracts or instruments under which the Company and the Subsidiaries lease, hold or are entitled to use any property, real or personal, are valid, subsisting and enforceable only with such exceptions as are not material and do not interfere with the use of such property made, or proposed to be made, by the Company or any Subsidiary, and all rentals, royalties or other payments, if any, accruing thereunder which became due prior to the date of this Agreement have been duly paid, and neither the Company nor any

Subsidiary, nor, to the best of the Company's knowledge, any other party is in default thereunder and, to the best of the Company's knowledge, no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default thereunder. Neither the Company nor any Subsidiary has received notice of any violation of any applicable law, ordinance, regulation, order or requirement relating to its owned or leased properties. The Company and each Subsidiary has adequately insured its properties against loss or damage by fire or other casualty and maintains, in adequate amounts, such other insurance as is usually maintained by companies engaged in the same or similar businesses located in its geographic area.

                           (v) Each contract or other instrument (however
characterized or described) to which the Company or a Subsidiary is a party or by which its respective properties or businesses are or may be bound or affected and to which reference is made in the Prospectus has been duly and validly executed, is in full force and effect in all material respects and is enforceable against the parties thereto in accordance with its terms, and none of such contracts or instruments has been assigned by the Company or any Subsidiary, and neither the Company nor any Subsidiary, nor, to the best of the Company's knowledge, any other party is in default thereunder and, to the best of the Company's knowledge, no event has occurred which, with the lapse of time or the giving of notice, or both, would constitute a default thereunder.

                           None of the material provisions of such contracts or
instruments violates any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court having jurisdiction over the Company or any Subsidiary or any of their respective assets or businesses.

                           (w) The employment, consulting, confidentiality and
non-competition agreements between the Company and its officers, employees and consultants and between the Subsidiaries and their respective officers, employees and consultants, described in the Registration Statement, are binding and enforceable obligations upon the respective parties thereto in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws or arrangements affecting creditors' rights generally and subject to principles of equity.

                           (x) Except as set forth in the Prospectus, the
Company has no employee benefit plans (including, without limitation, profit sharing and welfare benefit plans) or deferred compensation arrangements that are subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

                           (y) To the best of the Company's knowledge, no labor
problem exists with any of the Company's employees or any of the Subsidiaries' employees or is imminent which could adversely affect the Company or any Subsidiary.

                           (z) Neither the Company nor any Subsidiary has,
directly or indirectly, at any time (i) made any contributions to any candidate for political office, or failed to disclose fully any such contribution in violation of law or (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than, in each case, payments or contributions required or allowed by applicable law. The Company's internal accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

                           (aa) The Shares have been approved for listing on the
Nasdaq National Market System ("Nasdaq NMS").

                           (ab) The representations and warranties of the
Company, Treasure Coast Boating Center, Inc. ("Treasure Coast"), Treasure Coast Boating Services, Inc. ("TCBS") and D. Thomas Grane contained in the agreement dated January 22, 1999, by and among the Company, Treasure Coast, TCBS and D. Thomas Grane are true, accurate and complete in all material respects as of the date hereof and all conditions to the consummation of the Treasure Coast Acquisition (as defined in the Prospectus) have been satisfied.

                           (ac) The representations and warranties of the
Company and Marine America, Inc. contained in the agreement dated __________ , 1999 between the Company and Marine America, Inc., are true, accurate and complete in all material respects as of the date hereof and all conditions to the consummation of the Marine America Acquisition (as defined in the Prospectus) have been satisfied.

                           (ad) The Reorganization (as defined in the
Prospectus) has been completed on the terms described in the Prospectus.

                           (ae) The Company has provided to Tenzer Greenblatt
LLP, counsel to the several underwriters ("Underwriters' Counsel"), all material agreements, certificates, correspondence and other items, documents and information requested by such counsel's Corporate Review Memorandum dated ____________________, 1998.

                           Any certificate signed by an officer of the Company
or by an officer of a Subsidiary and delivered to the Representatives or to Underwriters' Counsel shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

                  5. Certain Covenants of the Company. The Company covenants with the several Underwriters as follows:

                           (a) The Company will not at any time, whether before
the Effective Date or thereafter during such period as the Prospectus is required by law to be delivered in connection with the sales of the Shares by the Representatives or a dealer, file or publish any amendment or supplement to the Registration Statement or Prospectus of which the Representatives have not been previously advised and furnished a copy, or to which the Representatives shall object in writing.

                           (b) The Company will use its best efforts to cause
the Registration Statement to become effective and will advise the Representatives promptly, and, if requested by the Representatives, confirm such advice in writing, (i) when the Registration Statement, or any post-effective amendment to the Registration Statement or any supplemented Prospectus is filed with the Commission; (ii) of the receipt of any comments from the Commission; (iii) of any request of the Commission for amendment or supplementation of the Registration Statement or Prospectus or for additional information; and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation of any proceedings for any of such purposes. The Company will use its best efforts to prevent the issuance of any such stop order or of any order preventing or suspending such use and to obtain as soon as possible the lifting thereof, if any such order is issued.

                           (c) The Company will deliver to each Underwriter,
without charge, from time to time until the Effective Date, as many copies of each Preliminary Prospectus as each Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the Act. The Company will deliver to each Underwriter, without charge, as soon as the Registration Statement becomes effective, and thereafter from time to time as requested, such number of copies of the Prospectus (as supplemented, if the Company makes any supplements to the Prospectus) as each Underwriter may reasonably request. The Company has furnished or will furnish to each of the Representatives a signed copy of the Registration Statement as originally filed and of all amendments thereto, whether filed before or after the Registration Statement becomes effective, a copy of all exhibits filed therewith and a signed copy of all consents and certificates of experts.

                           (d) The Company will comply with the Act, the
Regulations, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder so as to permit the continuance of sales of and dealings in the Offered Shares and in any Optional Shares which may be issued and sold. If, at any time when a prospectus relating to the Shares is required to be delivered under the Act, any event occurs as a result of which the Registration Statement and Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Registration Statement and Prospectus to comply with the Act or the regulations thereunder, the Company will promptly file with the Commission, subject to Section 5(a) hereof, an amendment or supplement which will correct such statement or omission or which will effect such compliance.

                           (e) The Company will furnish such proper informa-
tion as may be required and otherwise cooperate in qualifying the

Shares for offering and sale under the securities or Blue Sky laws relating to the offering in such jurisdictions as the Representatives may reasonably designate, provided that no such qualification will be required in any jurisdiction where, solely as a result thereof, the Company would be subject to service of general process or to taxation or qualification as a foreign corporation doing business in such jurisdiction.

                           (f) The Company will make generally available to its
security holders, in the manner specified in Rule 158(b) under the Act, and deliver to the Representatives and Underwriters' Counsel as soon as practicable and in any event not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earning statement meeting the requirements of Rule 158(a) under the Act covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement.

                           (g) For a period of three years from the Effective
Date, the Company will deliver to the Representatives, on a timely basis (i) a copy of each report or document, including, without limitation, reports on Forms 8-K, 10-K (or 10-KSB) and 10-Q (or 10-QSB) and exhibits thereto, filed or furnished to the Commission, any securities exchange or the National Association of Securities Dealers, Inc. (the "NASD") on the date each such report or document is so filed or furnished; (ii) as soon as practicable, copies of any reports or communications (financial or other) of the Company mailed to its security holders; (iii) as soon as practicable, a copy of any Schedule 13D, 13G, 14D-1 or 13E-3 received or prepared by the Company from time to time; (iv) quarterly statements setting forth such information regarding the Company's results of operations and financial position (including balance sheet, profit and loss statements and data regarding backlog) as is regularly prepared by management of the Company; and (v) such additional information concerning the business and financial condition of the Company as the Representatives may from time to time reasonably request and which can be prepared or obtained by the Company without unreasonable effort or expense. The Company will furnish to its shareholders annual reports containing audited financial statements and such other periodic reports as it may determine to be appropriate or as may be required by law.

                           (h) Neither the Company nor any person that con-
trols, is controlled by or is under common control with the Company will take any action designed to or which might be reasonably expected to cause or result in the stabilization or manipulation of the price of the Common Shares.

                           (i) If the transactions contemplated by this
Agreement are consummated, BlueStone shall retain the $50,000 previously paid to it, and the Company will pay or cause to be paid the following: all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to, the fees and expenses of accountants and counsel for the Company; the preparation, printing, mailing and filing of the Registration Statement (including financial statements and exhibits), Preliminary Prospectuses and the Prospectus, and any amendments or supplements thereto; the printing and mailing of the Selected Dealer Agreement; the issuance and delivery of the Shares to the Representatives; all taxes, if any, on the issuance of the Shares; the fees, expenses and other costs of listing the Shares on Nasdaq NMS and of qualifying the Shares for sale under the "Blue Sky" or securities laws of those states in which the Shares are to be offered or sold, including the fees and disbursements of Underwriters' Counsel incurred in connection therewith, and the cost of printing and mailing the "Blue Sky Survey"; the filing fees incident to securing any required review by the NASD; the cost of furnishing to the several Underwriters copies of the Registration Statement, Preliminary Prospectuses and the Prospectus as herein provided; the costs of placing "tombstone advertisements" in any publications which may be selected by the Representatives; and all other costs and expenses incident to the performance of the Company's obligations hereunder which are not otherwise specifically provided for in this Section 5(i).

                           In addition, at the Closing Date and the Option
Closing Date, the Representatives will deduct from the payment for the Shares an amount equal to the Representatives' accountable out-of-pocket costs, fees and expenses (up to an aggregate maximum of $250,000) incurred during the registration process (less the sum of $50,000 previously paid to BlueStone), including all accountable out-of-pocket expenses and relating to the transactions contemplated hereby, which amount will include, among others, fees and expenses of Underwriters' Counsel (other than those payable by the Company in connection with "Blue Sky" qualifications referred to in the preceding paragraph) and costs associated with the marketing and selling of the Shares.

                           (j) If the transactions contemplated by this
Agreement or related hereto are not consummated because the Company decides not to proceed with the offering for any reason or if the Representatives decide not to proceed with the offering because of a breach by the Company of its representations, warranties or covenants in this Agreement or as a result of adverse changes in the affairs of the Company, the Company will reimburse the Representatives for all of their accountable out-of-pocket expenses incurred in connection with the offering. If the Representatives decide not to proceed with the offering for any other reason, the

Company will reimburse the Representatives for their accountable expenses up to the $50,000 previously paid to BlueStone. In no event, however, will the Representatives, in the event the offering is terminated, be entitled to retain or receive more than an amount equal to their actual accountable out-of-pocket expenses.

                           (k) The Company intends to apply the net proceeds
from the sale of the Shares for the purposes set forth in the Prospectus.

                           (l) During the period of twelve (12) months following
the date hereof, neither the Company nor any of its officers, directors or securityholders beneficially owning one percent (1%) or more of the outstanding Common Shares will offer for sale, sell, transfer, pledge or otherwise dispose of, directly or indirectly, any securities of the Company, in any manner whatsoever, whether pursuant to Rule 144 of the Regulations or otherwise (other than by bona fide gift, will or the laws of descent and distribution to the securityholder's spouse, children or grandchildren, a trust for the benefit of such securityholder's spouse, children or grandchildren, a partnership the general partner of which is the securityholder (or a corporation, a majority of whose outstanding stock is owned of record or beneficially by the securityholder or any of the foregoing) or partners of the securityholder in connection with the securityholder partnership's distribution of its Common Shares to its partners; provided in each case that the transferee first executes and delivers to the Underwriter an undertaking to be bound by the provisions of this Section 5(l)), and no holder of registration rights relating to securities of the Company will execute any such registration rights, in either case, without the prior written consent of BlueStone. The Company will deliver to the Representatives the undertakings as of the date hereof of its officers, directors, registration rights holders and securityholders, including the securityholders and registration rights holders of Boat Tree and Marine, to this effect.

                           (m) The Company will not file any registration
statement relating to the offer or sale of any of the Company's securities, including any registration statement on Form S-8 (except for a Form S-8 filed with respect to the Company's 1998 Stock Option Plan), during the twelve (12) months following the date hereof without BlueStone's prior written consent.

                           (n) The Company maintains and will continue to
maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                           (o) The Company will use its best efforts to maintain
the listing of the Shares on the Nasdaq NMS for so long as the Shares are qualified for such listing.

                           (p) The Company will, concurrently with the Effective
Date, register the class of equity securities of which the Shares are a part under Section 12(g) of the Exchange Act and the Company will maintain such registration for a minimum of five (5) years after the Effective Date.

                           (q) The Company shall retain a transfer agent for the
Common Shares, reasonably acceptable to BlueStone, for a period of three (3) years following the Effective Date. In addition, for a period of three (3) years following the Effective Date, the Company, at its own expense, shall cause its transfer agent to provide BlueStone, if so requested in writing, with copies of the Company's daily transfer sheets and when requested by BlueStone, a current list of the Company's security holders, including a list of the beneficial owners of securities held by a depository trust company and other nominees.

                           (r) The Company hereby agrees, at its sole cost and
expense, to supply and deliver to Underwriters' Counsel, within a reasonable period from the date hereof, four bound volumes, including the Registration Statement, as amended or supplemented, all exhibits to the Registration Statement, the Prospectus and all other underwriting documents.

                           (s) The Company shall, within 10 days of the date
hereof, have applied for listing in Standard & Poor's Corporation Records Service (including annual report information) or Moody's Industrial Manual (Moody's OTC Industrial Manual not being sufficient for these purposes) and shall use its best efforts to have the Company listed in such manual and shall maintain such listing for a period of three (3) years following the Effective Date.

                           (t) For a period of two (2) years from the Effective
Date, the Company shall provide BlueStone, on a not less than annual basis, with internal forecasts setting forth projected results of operations for each quarterly and annual period in the two (2) fiscal years following the respective dates of such forecasts; provided, however, that BlueStone shall keep confidential and shall not disclose to any third party any material non-public information. Such forecasts shall be provided to BlueStone more frequently than annually if prepared more frequently by management, and revised forecasts shall be prepared and provided to BlueStone when required to reflect more current information, revised assumptions or actual results that differ materially from those set forth in the forecasts.

                           (u) For a period of three (3) years following the
Effective Date, the Company shall continue to retain BDO Seidman, LLP (or such other nationally recognized accounting firm as is acceptable to BlueStone) as the Company's independent public accountants.

                           (v) For a period of three (3) years following the
Effective Date, the Company, at its expense, shall cause its independent certified public accountants, as described in Section 5(u) above, to review (but not audit) the Company's financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company's 10-Q (or 10-QSB) quarterly report and the mailing of quarterly financial information to shareholders.

                           (w) For a period of eighteen (18) months following
the Effective Date, the Company will not offer or sell any of its securities (i) pursuant to Regulation S of the Act or (ii) at a discount from the then current market price or in a discounted transaction, without the prior written consent of BlueStone.

                           (x) For a period of twenty-five (25) days following
the Effective Date, the Company will not issue press releases or engage in any other publicity without BlueStone's prior written consent, other than normal and customary releases issued in the ordinary course of the Company's business or those releases required by law.

                           (y) For a period of three (3) years following the
Effective Date, the Company will cause its Board of Directors to meet, either in person or telephonically, a minimum of four (4) times per year and will hold a shareholder's meeting at least once per annum.

                            (z) On or prior to the Closing Date, the Company
will complete the Closing Acquisitions (as defined in the Prospectus) on the terms described in the Prospectus.

                           (aa) The Company agrees to employ BlueStone or a
designee of BlueStone as a financial consultant on a non-exclusive basis for a period of two years from the Closing Date, pursuant to a separate written Consulting Agreement between the Company and BlueStone and/or such designee, at an annual rate of One Hundred Thousand Dollars ($100,000) (exclusive of any accountable out-of-pocket expenses), the entire Two Hundred Thousand Dollars ($200,000) payable in full, in advance, on the Closing Date. In addition, the Consulting Agreement shall provide that the Company will pay BlueStone a finder's fee in the event that BlueStone originates a merger, acquisition, joint venture or other transaction to which the Company is a party. The Company further agrees to deliver a duly and validly executed copy of said Consulting Agreement, in form and substance acceptable to BlueStone, on the Closing Date.

                  6. Conditions of the Underwriters' Obligation to Purchase Shares from the Company. The obligation of the several Underwriters to purchase and pay for the Offered Shares which they have agreed to purchase from the Company is subject (as of the date hereof and the Closing Date) to the accuracy of, and the Company's compliance in all material respects with, the representations and warranties of the Company herein, to the accuracy of the statements of the Company and its officers made pursuant hereto, to the performance in all material respects by the Company of its obligations hereunder, and to the following additional conditions:

                           (a) The Registration Statement will have become
effective not later than 9:30 A.M., New York City time, on the day following the date of this Agreement, or at such later time or on such later date as the Representatives may agree to in writing; prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement will have been issued and no proceedings for that purpose will have been initiated or will be pending or, to the best of the Representatives' or the Company's knowledge, will be contemplated by the Commission; and any request on the part of the Commission for additional information will have been complied with to the satisfaction of Underwriters' Counsel.

                           (b) At the time that this Agreement is executed and
at the Closing Date, there will have been delivered to the Representatives a signed opinion of McLaughlin & Stern, LLP, counsel for the Company ("Company Counsel"), dated as of the date hereof or the Closing Date, as the case may be (and any other opinions of counsel referred to in such opinion of Company Counsel or relied upon by Company Counsel in rendering its opinion), reasonably satisfactory to Underwriters' Counsel, to the effect that:

                                          (i) The Company is a corporation duly
organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority, corporate and other, and with all Permits necessary to own or lease, as the case may be, and operate its properties, whether tangible or intangible, and to conduct its business as described in the Registration Statement. The Company has no subsidiaries and, as of the Closing Date, will have no subsidiaries other than the Subsidiaries. Each of the Subsidiaries is a corporation duly organized and validly existing under the laws of its state of incorporation. Unless the context otherwise requires, all references to the "Company" in this opinion shall include the Subsidiaries. The Company and each of the Subsidiaries is duly qualified to do business as a foreign corporation, and is in good standing, in all jurisdictions wherein such qualification is necessary and the failure to so qualify could have a material adverse effect on the financial condition, results of operations, business or properties of the Company or any Subsidiary. Each of the Subsidiaries has full power and authority, corporate and other, with all Permits necessary to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Prospectus.

                           On the Closing Date, the Company will own all of the
issued and outstanding shares of capital stock of each of the Subsidiaries, free and clear of any security interests, liens, encumbrances, claims and charges, and all of such shares have been duly authorized and validly issued and are, and on the Closing Date will be, fully paid and nonassessable.

                           (ii) The Company has full power and authority,
corporate and other, to execute, deliver and perform this Agreement and the Representatives' Warrant Agreement and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Representatives' Warrant Agreement by the Company, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms of this Agreement and the Representatives' Warrant Agreement have been duly authorized by all necessary corporate action, and this Agreement has been duly executed and delivered by the Company. This Agreement is (assuming for the purposes of this opinion that it is valid and binding upon the other party thereto), and the Representatives' Warrant Agreement, when executed and delivered by the Company on the Closing Date, will be, valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and the discretion of courts in granting equitable remedies and except that enforceability of the indemnification provisions set forth in Section 7 hereof may be limited by the federal securities laws or public policy underlying such laws.

                           (iii) The execution, delivery and performance of
this Agreement and the Representatives' Warrant Agreement by the Company, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms of this Agreement and the Representatives' Warrant Agreement do not, and will not, with or without the giving of notice or the lapse of time, or both, (A) result in a violation of the Certificate of Incorporation, Articles of Incorporation or ByLaws, each as amended, of the Company or any Subsidiary, (B) result in a breach of or conflict with any of the terms or provisions of, or constitute a default under, or result in the modification or termination of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any Subsidiary pursuant to, any indenture, mortgage, note, contract, commitment or other material agreement or instrument to which the Company or any Subsidiary is a party or by which the Company, any Subsidiary or any of their respective properties or assets are or may be bound or affected;
(C) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company, any Subsidiary or any of their respective properties or business;

or (D) have any effect on any Permit necessary for the Company or any Subsidiary to own or lease and operate its properties or conduct its business or the ability of the Company to make use thereof.

                           (iv) No Permits of any court or governmental agency
or body (other than under the Act, the Regulations and applicable state securities or Blue Sky laws) are required for the valid authorization, issuance, sale and delivery of the Shares or the Representatives' Warrants, or the consummation by the Company of the transactions contemplated by this Agreement and the Representatives' Warrant Agreement or, if so required, all such Permits have been duly obtained and are in full force and effect.

                           (v) The Registration Statement has become effective
under the Act; no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending, threatened or contemplated under the Act or applicable state securities laws.

                           (vi) The Registration Statement and the Prospectus,
as of the Effective Date, and each amendment or supplement thereto as of its effective or issue date (except for the financial statements and other financial data included therein or omitted therefrom, as to which Company Counsel need not express an opinion) comply as to form in all material respects with the requirements of the Act and Regulations.

                           (vii) The descriptions in the Registration Statement
and the Prospectus of statutes, regulations, government classifications, contracts and other documents (including opinions of such counsel), and the response to Item 13 of Form SB-2, have been reviewed by Company Counsel, and, based upon such review, are accurate in all material respects and present fairly the information required to be disclosed, and there are no material statutes, regulations or government classifications, material contracts or documents, of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement, which are not so described or filed as required.

                           None of the material provisions of the contracts or
instruments described above violates any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court having jurisdiction over the Company or any Subsidiary or any of their respective assets or businesses.

                           (viii) The outstanding Common Shares and outstanding
options and warrants to purchase Common Shares have been duly authorized and validly issued. The outstanding Common Shares are fully paid and nonassessable. The outstanding options and warrants to purchase Common Shares constitute the valid and binding obligations of the Company, enforceable in accordance with their terms. None of the outstanding Common Shares or options or warrants to purchase Common Shares has been issued in violation of the preemptive rights of any shareholder of the Company. None of the holders of the outstanding Common Shares is subject to personal liability solely by reason of being such a holder. The offers and sales of the outstanding Common Shares and outstanding options and warrants to purchase Common Shares were at all relevant times either registered under the Act and the applicable state securities or Blue Sky laws or exempt from such registration requirements. The authorized Common Shares and outstanding options and warrants to purchase Common Shares conform to the descriptions thereof contained in the Registration Statement and Prospectus. Except as set forth in the Prospectus, no holders of any of the Company's securities has any rights, "demand", "piggyback" or otherwise, to have such securities registered under the Act.

                           (ix) The issuance and sale of the Shares and the
Warrant Shares have been duly authorized and, when the Shares and the Warrant Shares have been issued and duly delivered against payment therefor as contemplated by this Agreement and the Representatives' Warrant Agreement, respectively, the Shares and the Warrant Shares will be validly issued, fully paid and nonassessable, and the holders thereof will not be subject to personal liability solely by reason of being such holders. None of the Shares nor the Warrant Shares are subject to preemptive rights of any shareholder of the Company. The certificates representing the Shares are in proper legal form.

                           (x) The issuance and sale of the Representatives'
Warrants have been duly authorized and, when paid for, issued and delivered pursuant to the terms of the Representatives' Warrant Agreement, they will constitute the valid and binding obligations of the Company, enforceable as to the Company in accordance with their terms. The Warrant Shares have been duly reserved for issuance upon exercise of the Representatives' Warrants in accordance with the provisions of the Representatives' Warrant Agreement. The Representatives' Warrants conform to the descriptions thereof contained in the Registration Statement and the Prospectus.

                           (xi) Upon delivery of the Offered Shares to the
Underwriters against payment therefor as provided in this Agreement, the Underwriters (assuming they are bona fide purchasers within the meaning of the Uniform Commercial Code) will acquire good title to the Offered Shares, free and clear of all liens, encumbrances, equities, security interests and claims.

                           (xii) Assuming that the Representatives exercise the
over-allotment option to purchase any of the Optional Shares and make payment therefor in accordance with the terms of this Agreement, upon delivery of the Optional Shares so purchased to the Representatives hereunder, the Representatives (assuming they are bona fide purchasers within the meaning of the Uniform Commercial Code) will acquire good title to such Optional Shares, free and clear of any liens, encumbrances, equities, security interests and claims.

                           (xiii) To the best of Company Counsel's knowledge,
there are no claims, actions, suits, proceedings, arbitrations, investigations or inquiries before any governmental agency, court or tribunal, foreign or domestic, or before any private arbitration tribunal, pending or threatened against the Company or any Subsidiary, or involving the Company's or any Subsidiary's properties or business, other than as described in the Prospectus, such description being accurate, and other than litigation incident to the kind of business conducted by the Company which, individually and in the aggregate, is not material.

                           (xiv) The Company and each Subsidiary owns or
possesses adequate and enforceable rights to use all patents, patent applications, trademarks, service marks, copyrights, rights, trade secrets, confidential information, processes and formulations used or proposed to be used in the conduct of its business as described in the Prospectus (collectively the "Intangibles"); to the best of Company Counsel's knowledge, neither the Company nor any Subsidiary has infringed nor is infringing upon the rights of others with respect to the Intangibles; and to the best of Company Counsel's knowledge, neither the Company nor any Subsidiary has received any notice that it has or may have infringed, is infringing upon or is conflicting with the asserted rights of others with respect to the Intangibles which might, singly or in the aggregate, materially adversely affect its business, results of operations or financial condition and such counsel is not aware of any licenses with respect to the Intangibles which are required to be obtained by the Company or any Subsidiary.

                           (xv) Company Counsel has participated in reviews and
discussions in connection with the preparation of the Registration Statement and the Prospectus, and in the course of such reviews and discussions and such other investigation as Company Counsel deemed necessary, no facts came to its attention which lead it to believe that (A) the Registration Statement (except as to the financial statements and other financial data contained therein, as to which Company Counsel need not express an opinion), on the Effective Date, contained any untrue statement of a material fact required to be stated therein or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or that (B) the Prospectus (except as to the financial statements and other financial data contained therein, as to which Company Counsel need not express an opinion), contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                           In rendering its opinion pursuant to this Section
6(b), Company Counsel may rely upon the certificates of government officials and officers of the Company as to matters of fact, provided that Company Counsel shall state that they have no reason to believe, and do not believe, that they are not justified in relying upon such opinions or such certificates of government officials and officers of the Company as to matters of fact, as the case may be.

                           The opinion letters delivered pursuant to this
Section 6(b) shall state that any opinion given therein qualified by the phrase "to the best of our knowledge" is being given by Company Counsel after due investigation of the matters therein discussed.

                           (c) At the Closing Date, there will have been
delivered to the Representatives a signed opinion of Underwriters' Counsel, dated as of the Closing Date, to the effect that the opinions delivered pursuant to Section 6(b) hereof appear on their face to be appropriately responsive to the requirements of this Agreement, except to the extent waived by the Representatives, specifying the same, and with respect to such other related matters as the Representatives may require.

                           (d) At the Closing Date (i) the Registration State-
ment and the Prospectus and any amendments or supplements thereto will contain all material statements which are required to be stated therein in accordance with the Act and the Regulations and will conform in all material respects to the requirements of the Act and the Regulations, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there will not have been any material adverse change in the financial condition, results of operations or general affairs of the Company from that set forth or contemplated in the Registration Statement and the Prospectus, except changes which the Registration Statement and the Prospectus indicate might occur after the Effective Date; (iii) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no material transaction, contract or agreement entered into by the Company, other than in the ordinary course of business, which would be required to be set forth in the Registration Statement and the Prospectus, other than as set forth therein; and (iv) no action, suit or proceeding at law or in equity will be pending or, to the best of the Company's knowledge, threatened against the Company which is required to be set forth in the Registration Statement and the Prospectus, other than as set forth therein, and no proceedings will be pending or, to the best of the Company's knowledge, threatened against the Company before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding would materially adversely affect the business, property, financial condition or results of operations of the Company, other than as set forth in the Registration Statement and the Prospectus. At the Closing Date, there will be delivered to the Representatives a certificate signed by the Chairman of the Board or the President or a Vice President of the Company, dated the Closing Date, evidencing compliance with the provisions of this Section 6(d) and stating that the representations and warranties of the Company set forth in
Section 4 hereof were accurate and complete in all material respects when made on the date hereof and are accurate and complete in all material respects on the Closing Date as if then made; that the Company has performed all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to or as of the Closing Date; and that, as of the Closing Date, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to the best of his knowledge, are contemplated or threatened. In addition, the Representatives will have received such other and further certificates of officers of the Company as the Representatives or Underwriters' Counsel may reasonably request.

                           (e) At the time that this Agreement is executed and
at the Closing Date, the Representatives will have received a signed letter from BDO Seidman, LLP, dated the date such letter is to be received by the Representatives and addressed to them, confirming that it is a firm of independent public accountants within the meaning of the Act and Regulations and stating that: (i) insofar as reported on by it, in its opinion, the financial statements of the Company included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable Regulations; (ii) on the basis of procedures and inquiries (not constituting an examination in accordance with generally accepted auditing standards) consisting of a reading of the unaudited interim financial statements of the Company, if any, appearing in the Registration

Statement and the Prospectus and the latest available unaudited interim financial statements of the Company, if more recent than that appearing in the Registration Statement and Prospectus, inquiries of officers of the Company responsible for financial and accounting matters as to the transactions and events subsequent to the date of the latest audited financial statements of the Company, and a reading of the minutes of meetings of the shareholders, the Board of Directors of the Company and any committees of the Board of Directors, as set forth in the minute books of the Company, nothing has come to its attention which, in its judgment, would indicate that (A) during the period from the date of the latest financial statements of the Company appearing in the Registration Statement and Prospectus to a specified date not more than three business days prior to the date of such letter, there have been any decreases in net current assets or net assets as compared with amounts shown in such financial statements or decreases in net sales or decreases in total or per share net income compared with the corresponding period in the preceding year or any change in the capitalization or long-term debt of the Company, except in all cases as set forth in or contemplated by the Registration Statement and the Prospectus, and
(B) the unaudited interim financial statements of the Company, if any, appearing in the Registration Statement and the Prospectus, do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations or are not fairly presented in conformity with generally accepted accounting principles and practices on a basis substantially consistent with the audited financial statements included in the Registration Statement or the Prospectus; and (iii) it has compared specific dollar amounts, numbers of shares, numerical data, percentages of revenues and earnings, and other financial information pertaining to the Company set forth in the Prospectus (with respect to all dollar amounts, numbers of shares, percentages and other financial information contained in the Prospectus, to the extent that such amounts, numbers, percentages and information may be derived from the general accounting records of the Company, and excluding any questions requiring an interpretation by legal counsel) with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter, and found them to be in agreement.

                           (f) There shall have been duly tendered to the
Representatives certificates representing the Offered Shares to be sold on the Closing Date.

                           (g) The NASD shall have indicated that it has no
objection to the underwriting arrangements pertaining to the sale of the Offered Shares by the Underwriters or the sale of the Shares by the Representatives.

                           (h) No action shall have been taken by the Commission
or the NASD the effect of which would make it improper, at any time prior to the Closing Date or the Option Closing Date, as the case may be, for any member firm of the NASD to execute transactions (as principal or as agent) in the Shares, and no proceedings for the purpose of taking such action shall have been instituted or shall be pending, or, to the best of the Representatives' or the Company's knowledge, shall be contemplated by the Commission or the NASD. The Company represents at the date hereof, and shall represent as of the Closing Date or Option Closing Date, as the case may be, that it has no knowledge that any such action is in fact contemplated by the Commission or the NASD.

                           (i) The Common Shares have been approved for listing
on Nasdaq NMS.

                           (j) All proceedings taken at or prior to the Closing
Date or the Option Closing Date, as the case may be, in connection with the authorization, issuance and sale of the Shares shall be reasonably satisfactory in form and substance to the Representatives and to Underwriters' Counsel, and such counsel shall have been furnished with all such documents, certificates and opinions as they may request for the purpose of enabling them to pass upon the matters referred to in Section 6(c) hereof and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company, the performance of any covenants of the Company, or the compliance by the Company with any of the conditions herein contained.

                           (k)      As of the date hereof, the Company will have
delivered to the Underwriters the written undertakings of its officers, directors and security holders and/or registration rights holders, as the case may be, to the effect of the matters set forth in Section 5(l).

                            (l) On or prior to the Closing Date, the Company
shall have completed the Closing Acquisitions on the terms set forth in the Prospectus.

                           If any of the conditions specified in this Section
6 have not been fulfilled, this Agreement may be terminated by the Representatives on notice to the Company.

                  7.       Indemnification.

                           (a) The Company agrees to indemnify and hold harmless
each Underwriter, including specifically each person that may be substituted for an Underwriter as provided in Section 10 hereof, each officer, director, partner, employee and agent of any Underwriter, and each person, if any, who controls any of the Underwriters within the meaning of Section 15 of the Act or Section

20(a) of the Exchange Act, from and against any and all losses, claims, damages, expenses or liabilities, joint or several (and actions in respect thereof), to which they or any of them may become subject under the Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse each of the Underwriters and each such person, if any, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions, whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement, in any Preliminary Prospectus or in the Prospectus (or the Registration Statement or Prospectus as from time to time amended or supplemented) or (ii) in any application or other document executed by the Company, or based upon written information furnished by or on behalf of the Company, filed in any jurisdiction in order to qualify the Shares under the securities laws thereof (hereinafter "application"), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made, unless such untrue statement or omission was made in such Registration Statement, Preliminary Prospectus, Prospectus or application in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by the Underwriter or any such person through the Underwriter expressly for use therein; provided, however, that the indemnity agreement contained in this Section 7(a) with respect to any Preliminary Prospectus will not inure to the benefit of the Underwriter (or to the benefit of any other person that may be indemnified pursuant to this Section 7(a)) if (A) the person asserting any such losses, claims, damages, expenses or liabilities purchased the Shares which are the subject thereof from such Underwriter or other indemnified person; (B) such Underwriter or other indemnified person failed to send or give a copy of the Prospectus to such person at or prior to the written confirmation of the sale of such Shares to such person; and (C) the Prospectus did not contain any untrue statement or alleged untrue statement or omission or alleged omission giving rise to such cause, claim, damage, expense or liability.

                           (b) Each Underwriter (including specifically each
person that may be substituted for an Underwriter as provided in Section 10 hereof) agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, from and against any and all losses, claims, damages, expenses or liabilities, joint or several (and actions in respect thereof), to which they or any of them may become subject under the Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse the Company and each such director, officer or controlling person for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions, whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement, in any Preliminary Prospectus or in the Prospectus (or the Registration Statement or Prospectus as from time to time amended or supplemented) or (ii) in any application (including any application for registration of the Shares under state securities or Blue Sky laws), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by such Underwriter, or by the Representatives on behalf of such Underwriter, expressly for use therein.

                           (c) Promptly after receipt of notice of the
commencement of any action in respect of which indemnity may be sought against any indemnifying party under this Section 7, the indemnified party will notify the indemnifying party in writing of the commencement thereof, and the indemnifying party will, subject to the provisions hereinafter stated, assume the defense of such action (including the employment of counsel satisfactory to the indemnified party and the payment of expenses) insofar as such action relates to an alleged liability in respect of which indemnity may be sought against the indemnifying party. After notice from the indemnifying party of its election to assume the defense of such claim or action, the indemnifying party shall no longer be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the reasonable judgment of the indemnified party or parties, it is advisable for the indemnified party or parties to be represented by separate counsel, the indemnified party or parties shall have the right to employ a single counsel to represent the indemnified parties who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified parties thereof against the indemnifying party, in which event the fees and expenses of such separate counsel shall be borne by the indemnifying party. Any party against whom indemnification may be sought under this Section 7 shall not be liable to indemnify any person that might otherwise be indemnified pursuant hereto for any settlement of any action effected without such indemnifying party's consent.

                  8. Contribution. To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 7 hereof (subject to the limitations thereof) and it is finally determined, by a judgment, order or decree not subject to further appeal, that such claim for indemnification may not be enforced, even though this Agreement expressly provides for indemnification in such case; or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act, or otherwise, then the Company (including, for this purpose, any contribution made by or on behalf of any director of the Company, any officer of the Company who signed the Registration Statement and any controlling person of the Company) as one entity and the Underwriters (including, for this purpose, any contribution by or on behalf of each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each officer, director, partner, employee and agent of any of the Underwriters) as a second entity, shall contribute to the losses, liabilities, claims, damages and expenses whatsoever to which any of them may be subject, so that the Underwriters are responsible for the proportion thereof equal to the percentage which the underwriting discount per Share set forth on the cover page of the Prospectus represents of the initial public offering price per Share set forth on the cover page of the Prospectus and the Company is responsible for the remaining portion; provided, however, that if applicable law does not permit such allocation, then, if applicable law permits, other relevant equitable considerations such as the relative fault of the Company and the Underwriters in connection with the facts which resulted in such losses, liabilities, claims, damages and expenses shall also be considered. The relative fault, in the case of an untrue statement, alleged untrue statement, omission or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by the Company or by the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement, alleged statement, omission or alleged omission. The Company, on one hand, and the Underwriters, on the other hand, agree that it would be unjust and inequitable if the respective obligations of the Company and the Underwriters for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages and expenses or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 8. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls any of the Underwriters within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each officer, director, partner, employee and agent of any of the Underwriters will have the same rights to contribution as the Underwriters, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act, each officer of the Company who has signed the Registration Statement and each director of the Company will have the same rights to contribution as the Company, subject in each case to the provisions of this Section 8. Anything in this Section 8 to the contrary notwithstanding, no party will be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 8 is intended to supersede, to the extent permitted by law, any right to contribution under the Act or the Exchange Act or otherwise available.

                  9. Survival of Indemnities, Contribution, Warranties and Representations. The respective indemnity and contribution agreements of the Company and the Underwriters contained in Sections 7 and 8 hereof, and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of the Underwriters, the Company or any of its directors and officers or any controlling person referred to in said Sections, and shall survive the delivery of, and payment for, the Shares.

                  10.      Substitution of Underwriters.

                           (a) If one or more Underwriters should default in its
or their obligation to purchase and pay for any Offered Shares hereunder and if the aggregate number of such Offered Shares which all Underwriters so defaulting have agreed to purchase does not exceed 10% of the total number of the Offered Shares, the non-defaulting Underwriters will be obligated severally to purchase and pay for (in addition to the number of Offered Shares set forth opposite their names in Schedule A attached hereto) the full number of Offered Shares agreed to be purchased by all defaulting Underwriters, and not so purchased, in proportion to their respective commitments hereunder. In such event the Representatives, for the accounts of the several nondefaulting Underwriters, may take up and pay for all or any part of such additional Offered Shares to be purchased by each such Underwriter under this Section 10(a), and may postpone the Closing Date to a time not exceeding three full business days after the Closing Date determined as provided in Section 2 hereof.

                           (b) If one or more Underwriters should default in its
or their obligation to purchase and pay for any Offered Shares hereunder and if the aggregate number of such Offered Shares which all Underwriters so defaulting have agreed to purchase exceeds 10% of the total number of Offered Shares, or if one or more Underwriters for any reason permitted hereunder should cancel its or their obligation to purchase and pay for Offered Shares hereunder, the non-cancelling and non-defaulting Underwriters (hereinafter called the "remaining Underwriters") will have the right to purchase such Offered Shares in such proportion as may be agreed among them at the Closing Date determined as provided in Section 2 hereof. If the remaining Underwriters do not purchase and pay for such Offered Shares at such Closing Date, the Closing Date will be postponed for 24 hours and the remaining Underwriters will have the right to purchase such Offered Shares, or to substitute another person or persons to purchase the same, or both, at such postponed Closing Date. If purchasers have not been found for such Offered Shares by such postponed Closing Date, the Closing Date will be postponed for a further 24 hours, and the Company will have the right to substitute another person or persons, reasonably satisfactory to the Representatives to purchase such Offered Shares at such second postponed Closing Date. If it shall be arranged for the remaining Underwriters or substituted underwriters to take up the Firm Shares of the defaulting Underwriter or Underwriters as provided in this Section, (A) the Company shall have the right to postpone the time of delivery for a period of not more than three (3) full Business Days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary. If the Company has not found such purchasers for such Offered Shares by such second postponed Closing Date, then this Agreement will automatically terminate, and neither the Company nor the remaining Underwriters will be under any obligation under this Agreement (except that the Company and the Underwriters will remain liable to the extent provided in Sections 7 and 8 hereof and the Company will also remain liable to the extent provided in Section 5(j) hereof). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10(b). Nothing in Section 11 hereof will relieve a defaulting Underwriter from the liability for its default and nothing in this
Section 10(b) will obligate any Underwriter to purchase or find purchasers for any Offered Shares in excess of those agreed to be purchased by such Underwriter under the terms of Section 2 hereof.

                  11.      Termination of Agreement.

                           (a) The Company, by written or telegraphic notice to
the Representatives, or the Representatives, by written or telegraphic notice to the Company, may terminate this Agreement prior to the earlier of (i) 11:00 A.M., New York City time, on the first full business day after the Effective Date; or (ii) the time when the Underwriters, after the Registration Statement becomes effective, release the Offered Shares for public offering. The time when the Underwriters "release the Offered Shares for public offering" for the purposes of this Section 11 means the time when the Underwriters release for publication the first newspaper advertisement, which is subsequently published, relating to the Offered Shares, or the time when the Underwriters release for delivery to members of a selling group copies of the Prospectus and an offering letter or an offering telegram relating to the Offered Shares, whichever will first occur.

                           (b) This Agreement, including without limitation, the
obligation to purchase the Shares and the obligation to purchase the Optional Shares after exercise of the option referred to in Section 3 hereof, is subject to termination in the absolute discretion of the Underwriters, by notice given to the Company prior to delivery of and payment for all the Offered Shares or the Optional Shares, as the case may be, if, prior to such time, any of the following shall have occurred: (i) the Company withdraws the Registration Statement from the Commission or the Company does not or cannot expeditiously proceed with the public offering; (ii) the representations and warranties in
Section 4 hereof are not materially correct or cannot be complied with; (iii) trading in securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq Stock Market will have been suspended; (iv) limited or minimum prices will have been established on either such Exchange; (v) a banking moratorium will have been declared either by federal or New York State authorities; (vi) any other restrictions on transactions in securities materially affecting the free market for securities or the payment for such securities, including the Offered Shares or the Optional Shares, will be established by either of such Exchanges, by the Commission, by any other federal or state agency, by action of the Congress or by Executive Order; (vii) trading in any securities of the Company shall have been suspended or halted by any national securities exchange, the NASD or the Commission; (viii) there has been a materially adverse change in the condition (financial or otherwise), prospects or obligations of the Company; (ix) the Company will have sustained a material loss, whether or not insured, by reason of fire, flood, accident or other calamity; (x) any action has been taken by the government of the United States or any department or agency thereof which, in the judgment of the Representatives, has had a material adverse effect upon the market or potential market for securities in general; or (xi) the market for securities in general or political, financial or economic conditions will have so materially adversely changed that, in the judgment of the Representatives, it will be impracticable to offer for sale, or to enforce contracts made by the Underwriters for the resale of, the Offered Shares or the Optional Shares, as the case may be.

                           (c) If this Agreement is terminated pursuant to
Section 6 hereof or this Section 11 or if the purchases provided for herein are not consummated because any condition of the

Underwriters' obligations hereunder is not satisfied or because of any refusal, inability or failure on the part of the Company to comply with any of the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to or does not perform all of its obligations under this Agreement, the Company will not be liable to any of the Underwriters for damages on account of loss of anticipated profits arising out of the transactions covered by this Agreement, but the Company will remain liable to the extent provided in Sections 5(j), 7, 8 and 9 of this Agreement.

                  12. Information Furnished by the Underwriters to the Company. It is hereby acknowledged and agreed by the parties hereto that for the purposes of this Agreement, including, without limitation, Sections 4(f), 7(a), 7(b) and 8 hereof, the only information given by the Underwriters to the Company for use in the Prospectus are the statements set forth in the last sentence of the last paragraph on the cover page, the statement appearing in the last paragraph on page 2 with respect to stabilizing the market price of Shares, the information in the third paragraph of the "Underwriting" Section commencing on page [__] with respect to concessions and reallowances, the table on page [__] regarding the offering syndicate, and the information in the [________], [_____], [__], and [__] full paragraphs of the "Underwriting" Section commencing on page [___] with respect to discretionary accounts, the determination of the public offering price, stabilizing the market price of the Shares and BlueStone, respectively, as such information appears in any Preliminary Prospectus and in the Prospectus.

                  13. Notices and Governing Law. All communications hereunder will be in writing and, except as otherwise provided, will be delivered at, or mailed by certified mail, return receipt requested, or telecopied to, the following addresses: if to BlueStone, the Representatives, or the Underwriters, to BlueStone Capital Partners, L.P., 575 Fifth Avenue, New York, New York 10017, Facsimile No. (212) 297-5695, with a copy to Tenzer Greenblatt LLP, Attention:
Robert J. Mittman, Esq., 405 Lexington Avenue, New York, New York 10174, Facsimile No. (212) 885-5001; if to the Company at 1924 33rd Street, Orlando, Florida, Attention: President, Facsimile No. (407) 316-0396, with a copy to McLaughlin & Stern, LLP, Attention: Martin Licht, Esq., 260 Madison Avenue, New York, New York 10016, Facsimile No. (212) 448-6260.

                  This Agreement shall be deemed to have been made and delivered in New York City and shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York. The Company (1) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (2) waives any objection which the Company may have now or hereafter to the venue of any such suit, action or proceeding, and (3) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. The Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company's address shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding.

                  14. Parties in Interest. This Agreement is made solely for the benefit of the several Underwriters, the Company and, to the extent expressed, any person controlling the Company or the Underwriters, each officer, director, partner, employee and agent of the Underwriters, the directors of the Company, its officers who have signed the Registration Statement, and their respective executors, administrators, successors and assigns, and, no other person will acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" will not include any purchaser of the Shares from any of the Underwriters, as such purchaser.

                  If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement between the Company and the Underwriters in accordance with its terms.

                                              Very truly yours,

                                              AMERICAN MARINE RECREATION, INC.


                                              By:_____________________________



Confirmed and accepted in New York, N.Y., as of the date first above written:

BLUESTONE CAPITAL PARTNERS, L.P.

By: Bluestone Capital Management, Inc.,
    General Partner

    By:
       ---------------------------------
          Kerry J. Dukes,
          President


AUERBACH, POLLAK & RICHARDSON, INC.


By:
   ------------------------------
   Name:
   Title:

Acting on behalf of themselves as the Representatives of the several Underwriters named in Schedule A hereto.

                                   SCHEDULE A

                          TO THE UNDERWRITING AGREEMENT

Underwriter                                              Number of Shares
-----------                                              ----------------

BlueStone Capital Partners, L.P.

Auerbach, Pollak & Richardson, Inc.




















                                             Total           2,150,000